Exhibit 99.1

COLLECTORS UNIVERSE, INC.

2008 MANAGEMENT BONUS PLAN

1.           Purposes and Administration of the Plan.

1.1           Purposes.  The primary purpose of the 2008 Management Bonus Plan is to further the interests of the Company and its stockholders by (i) providing meaningful incentives and financial awards to Participants in the Plan for making significant contributions to the achievement, by the Company, of financial and strategic goals and objectives for the fiscal year ending June 30, 2008 (“Fiscal 2008”), and (ii) making a substantial portion of each Participant’s compensation for Fiscal 2008 dependent on the Company’s achievement of those goals and objectives.

1.2           Administration of the 2008 Plan.  This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, which shall have the authority to interpret and construe the Plan and to adopt all necessary rules and regulations for administering the Plan.  All decisions and determinations of the Committee with respect to this Plan shall be final and binding on and non-appealable by the Company and the Participants.

2.           Definitions.  Unless otherwise defined elsewhere in this Plan, the following terms shall have the respective meanings given to them below in this Section 2:

“Board” means the Board of Directors of the Company.

“Bonus Awards” shall have the meaning given to such term in Section 5 of this Plan.

“CEO” means the Chief Executive Officer of the Company.

“Code” means the Internal Revenue Code of 1986, as heretofore amended and as may be amended hereafter, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board which, for purposes of Section 162(m) of the Code, has been designated by the Board as a compensation committee with the authority set forth in Section 1.2 hereof and which is comprised of three or more directors, all of whom are outside directors within the meaning of Section 162(m) of the Code.

“Company” shall means Collectors Universe, Inc., a Delaware corporation, and any successor thereto.

“Corporate Financial Goals” shall have the meaning given to such term in Subsection 4.1(a) of this Plan.

“Fiscal 2008” means the Company’s fiscal year ending June 30, 2008.

“including” means “including but not limited to” or “including without limitation”.

“MBOs” shall have the meaning give to such term in Subsection 4.1(c) of this Plan

“NEO” means “named executive officer” and refers to those executive officers of the Company who were designated as “NEOs” in the Company’s most recent filing with the Securities and Exchange Commission under the Securities Exchange Act 1934, as amended, that required disclosures pursuant to Item 402(c) of Regulation S-K under that Act.

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“Participant” means the CEO and each of the other NEOs designated, hereinafter, to participate in this Plan.

“Plan” means this Collectors Universe, Inc. 2008 Management Bonus Plan.

“SEC” means the Securities and Exchange Commission.

3.	Plan Participants.

The Compensation Committee has designated the following Company NEOs as the Participants in this Plan:
Name	Position with the Company
Michael R. Haynes	Chief Executive Officer

David G. Hall	President

Joseph J. Wallace	Chief Financial Officer

4.           Performance Goals.

4.1           Establishment of Corporate Financial Goals.  For purposes of this Plan and determining Bonus Awards that each Participant may earn under this Plan:

(a)           The Committee shall establish for and communicate to each Participant one or more Company financial performance goals for Fiscal 2008 (“Corporate Financial Goals”), which may include any one or more of the following for Fiscal 2008:  net revenues, gross profits or operating income of the Company or any of its business units, or the Company’s pre-tax earnings, net earnings, earnings per basic or diluted share, earnings before interest, taxes, and depreciation and amortization expense (“EBITA”), or return on investment or return on assets.  Such Corporate Financial Goals shall be based on corresponding financial performance goals or objectives set forth in the Company’s Fiscal 2008 Annual Operating Plan that has been adopted by the Board (the “2008 AOP”).

(b)           The Committee will establish for or in respect of each Corporate Financial Goal established for each Participant under this Plan a “target” Corporate Financial Goal which is directly based on the corresponding target financial goal set forth in the 2008 AOP (a “Target Financial Goal”).  In addition, the Committee will establish for each Participant, in respect of each Corporate Financial Goal established for Fiscal 2008, (i) a minimum or “threshold” level of Company financial performance (each, a “Threshold Financial Goal”) which the Company must meet for a Participant to earn a Bonus Award in respect of that particular Corporate Financial Goal, and (ii) a “maximum” financial performance goal (each, a “Maximum Financial Goal”), which shall substantially exceed the Participant’s corresponding Target Financial Goal and which, if achieved or exceeded by the Company or any designated business unit thereof, will entitle the Participant to a maximum Bonus Award under this Plan in respect of that particular Corporate Financial Goal.  The Committee may, in its discretion, give different weightings to the Corporate Financial Goals established for each Participant based on such factors as the Committee deems relevant, including the extent to which a Participant’s performance is expected to impact the achievement of any such Corporate Financial Goal in Fiscal 2008.

(c)           The Committee may establish individualized or personal performance objectives (“MBOs”) for any of the Participants, which are objectives or goals that the Committee believes would, if achieved, either improve the performance of Participant and, thereby, increase the likelihood that Fiscal 2008 Corporate Financial Goals or any Company strategic objectives will be achieved or establish a foundation for increased Company profitability over the longer-term, or both.

4.2           Measurement Periods.  Corporate Financial Goals and MBOs may be established for any interim periods within, or for the entirety of, Fiscal 2008 (each, a “Measurement Period”).

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5.           Bonus Compensation Awards.  In conjunction with or shortly after the adoption of the 2008 Plan, the Compensation Committee shall determine the respective bonus compensation awards that each of the Participants may earn under this Plan, expressed in dollar amounts or percentages of salary, or by such other metric as the Committee may deem to be appropriate, for the achievement by each Participant of his or her Target, Threshold or Maximum Performance Goals and some or all of his or her MBOs for Fiscal 2008 (each a “Bonus Award”).  The amount of those Bonus Awards will be based on a number of factors, as deemed relevant by the Committee, which may include a Participant’s (i) expected contribution to the Company’s Fiscal 2008 or longer term financial performance, (ii) position and level of responsibilities with the Company, (iii) salary level, and (iv) past individual performance.

6.           Determinations by the Committee of Participant Performance and Bonus Awards.

6.1           Achievement of Corporate Financial Goals and MBOs.  The Committee shall, in its sole and absolute discretion, determine whether and the extent to which (i) the Company has achieved or exceeded the Target Financial Goals established for each Participant under the Plan, and (ii) the Participant has attained or exceeded his or her Fiscal 2008 MBOs under the Plan.  In the case of any interim period Corporate Financial Goals, such determinations shall be made within thirty-five (35) days after the end of the period, or as soon as practicable thereafter, in accordance with the same generally accepted accounting principles that are used to prepare the Company’s interim financial statements that are filed with the SEC covering that particular period and may be based directly on the financial statements included in any of the Company’s Quarterly Reports on Form 10-Q for the particular period for which such determinations are made.  In the case of annual Corporate Financial Goals and MBOs, such determinations shall be made as soon as practicable after the end of Fiscal 2008 and, in the case of the Corporate Financial Goals, in accordance with the same generally accepted accounting principles that are used to prepare the Company’s annual financial statements for Fiscal 2008 that are filed with the SEC.

6.2           Determinations of Bonus Awards.  If the Committee determines that none of the interim or annual (as applicable) Threshold Performance Goals or MBOs established for a Participant was achieved, then, that Participant shall not be entitled to receive any Bonus Award for the applicable Measurement Period under the 2008 Plan.  If it is determined, instead, that any of the Threshold Performance Goals or any of the Participant’s MBOs was met or exceeded, then, subject to Section 8 below, the Committee may authorize the Company to pay a Bonus Award under this 2008 Plan in an amount which shall be determined based on the extent to which the Threshold Performance Goals were exceeded and his or her MBOs were achieved.  The determinations as to whether and to what extent the Company has achieved or exceeded any Corporate Financial Goals and whether and to what extent a Participant has achieved his or her MBOs, shall be made by the Committee, in its sole and absolute discretion.

6.3           Changes to Performance Goals due to Unanticipated Events.  At any time prior to the end of Fiscal 2008, the Compensation Committee may adjust or change any of the Fiscal 2008 Corporate Financial Goals or MBOs to reflect or take account of the occurrence of (i) any extraordinary event, (ii) any material corporate transactions, (iii) any material changes in corporate capitalization, accounting rules or principles or in the Company’s methods of accounting, (iv) any material changes in applicable law, or (v) any other material change of similar nature (each, an “Extraordinary Event”), but only if any such Extraordinary Event was not reasonably foreseeable at the time the Corporate Financial Goals and MBOs then in effect under this Plan were established and would, in the sole opinion of the Committee (x) make it unlikely that such Corporate Financial Goals or MBOs will be achieved or (y) result in the achievement of any of the Corporate Financial Goals or MBOs that would not have been likely to be achieved in the absence of the occurrence of such Extraordinary Event.  Notwithstanding the foregoing, however, the occurrence of changes in the competitive environment or changes in economic or market conditions in the Company’s markets, whether or not expected or reasonably foreseeable, shall not by themselves constitute Extraordinary Events that may be the basis for changing any such Corporate Financial Goals or MBOs and no change in any such Corporate Financial Goals or MBOs shall be permitted to affect any Bonus Award based on performance achieved during a Measurement Period that ended prior to the occurrence of any such Extraordinary Event.

7.           Payment of Bonus Awards.  Subject to Sections 6 and 8 of this Plan, the Company shall pay any Bonus Award authorized by the Committee in accordance with this Plan in cash, less applicable payroll and other withholdings, within thirty (30) days following the Committee’s determinations as set forth in Subsections 6.1 and 6.2 above.  The Committee may authorize the Company to make partial payments of a Bonus Award to a Participant prior to the end of any Measurement Period, if the Committee determines that the Company has achieved a Corporate Financial Goal or the Participant has achieved any of his MBOs prior to the end of that Measurement Period.  All payments made by check under the 2008 Plan shall be delivered in person or mailed to the last address of a Participant that is set forth in the records of the Company or shall be deposited to the Participant’s direct deposit account on file with the payroll department of the Company.  Each Participant shall be responsible for furnishing the Company with the Participant’s current address and any changes that may occur therein and, if the Participant desires a Bonus Award to be deposited in a direct deposit account, the information and authorization required to enable the Company to cause the Award to be deposited into such account.

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8.           Amendments to and Termination of 2008 Plan.  Notwithstanding anything to the contrary that may be contained elsewhere in this Plan:

8.1           Amendments to and Modifications of the 2008 Plan.  The Committee shall have the sole, absolute and unconditional discretion to amend or modify the 2008 Plan at any time or from time to time with or without or without notice to the Participants.  Without limiting the generality of the foregoing, no Participant shall have any legally binding right to receive any unpaid Bonus Award under this Plan prior to the date on which that Bonus Award is actually paid to the Participant and, accordingly, the Committee, in the exercise of its sole, absolute and unconditional discretion, at any time prior to the payment of any unpaid Bonus Award hereunder (i) may reduce the amount of any such Bonus Award or (ii) may determine that no Bonus Award will be paid to the Participant under this Plan, whether or not the Participant has achieved or exceeded the performance goals or targets theretofore established by the Committee or has been notified of the pendency of an unpaid Bonus Award under this Plan.  In no event, however, shall any amendment to the 2008 Plan affect any Bonus Award that had previously been paid to any of the Participants under this Plan.

8.2           Compliance with Section 409A of the Code.  This Plan is intended to comply with Section 409A of the Code and any related regulations and guidance promulgated thereunder (“Section 409A”) and will be interpreted in a manner intended to comply with Section 409A.  In furtherance thereof, no payments may be accelerated under this Plan other than to the extent permitted under Section 409A.  To the extent that any provision of this Plan violates Section 409A such that amounts would be taxable to a Participant prior to payment or would otherwise subject a Participant to a penalty tax under Section 409A, such provision shall be automatically reformed or stricken to preserve the intent hereof.  Notwithstanding anything herein to the contrary, (i) if at the time of a Participant’s termination of employment the Participant is a “specified employee” as defined in Section 409A and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company shall defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the participant) until the date that is six (6) months following the Participant’s termination of employment (or the earliest date as is permitted under Section 409A) and (ii) if any other payments due to a Participant hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment compliant under Section 409A, or otherwise such payment shall be restructured, to the extent possible, in a manner, as determined by the Committee, that does not cause such an accelerated or additional tax.  The Committee shall implement the provisions of this Section 8.2 in good faith; provided that none of the Company, the Committee or its members, or any employees or representatives of the Company or any of its subsidiaries or business units shall have any liability to Participants with respect to this Section 8.2.

8.3           Termination of the 2008 Plan.  The Committee, in its sole, absolute and unconditional discretion, may (i) terminate this Plan at any time, with or without notice to the Participants, and (ii) determine that, as a result of such termination, no Bonus Awards under the Plan will be paid or that any unpaid Bonus Awards under the Plan shall be reduced; provided, however, that no such termination shall affect any Bonus Awards that were theretofore paid to any of the Participants under this Plan.

9.           Miscellaneous Provisions.

9.1           No Enlargement of Employee Rights.  Nothing in the Plan shall be construed to create or imply any contract of employment between any Participant and the Company, to confer upon any Participant any right to continue in the employ of the Company or to confer upon the Company any right to require any Participant’s continued employment.

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9.2           Rights Not Alienable.  Any rights provided to a Participant under the Plan may not be assigned, transferred or alienated, except by will or pursuant to the laws of descent and distribution, and shall be earned only by and paid solely to or for the account of the Participant.

9.3           Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing or awarding any other forms of compensation for employees, officers or directors of the Company, including the Participants.

9.4           Governing Law.  To the extent not preempted by federal law, the 2008 Plan shall be governed by and construed in accordance with the laws of the State of California.

9.5           No Other Understandings or Agreements with respect to the 2008 Plan.  This Plan document contains all of the terms and provisions of and all conditions applicable to the Plan, other than (i) Corporate Financial Goals and MBOs and Bonus Award opportunities that may be established hereafter for any Participant under this Plan, and supersedes any previous discussions, communications, understandings or agreements, written or oral, between the Company and any Participant with respect to the Plan as well as all prior actions that may have been taken by the Committee relating to the Plan.

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